EXHIBIT 23.3

                          CONSENT OF PATENT COUNSEL


As patent counsel for CNS, Inc., we hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 dated March 8, 1996 and related Prospectus of CNS, Inc.


                                             KINNEY & LANGE

Minneapolis, Minnesota
March 7, 1996